Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman Ilp, hereby consents to the use of our name and the use of our opinion dated March 18, 2005 except for notes 11, 12, 14, 18, 20 and 21 which are as of November 25, 2005 and note 26 which is as of January 30, 2006, on the revised consolidated financial statements of Med-Emerg International Inc. (the "Company") included in its Annual Report on Form 10-KSB (Amendment 2) being filed by the Company, for the fiscal year ended December 31, 2004.

Toronto, Ontario, Canada	/s/ Schwartz Levitsky Feldman llp
February 28, 2006	Chartered Accountants